FOR IMMEDIATE RELEASE

Contacts: Martha Fleming, Charles D. Christy
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION REPORTS EARNINGS
FOR FOURTH QUARTER OF $9.9 MILLION
ATLANTA, GA (January 17, 2019) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported net income of $9.9 million, or $0.36 per diluted share, for the fourth quarter of 2018, compared with $12.7 million, or $0.47 per diluted share, for the third quarter of 2018, and with $12.4 million or $0.46 per diluted share for the fourth quarter of 2017. For the year to date ended December 31, 2018, the Company reported net income of $43.8 million, or $1.61 per diluted share, compared with $39.8 million, or $1.49 per diluted share, for the same period in 2017.

Fidelity's Chairman, Jim Miller, and President Palmer Proctor noted, “Our team is doing a great job of implementing our balance sheet transformation that contributed to our net interest margin expansion during a period where many in the industry are experiencing the opposite. We are working diligently to ensure our announced merger with Ameris Bancorp will be smooth and successful. Our organization is very excited about the $16 billion regional bank we are building that will position us as a premier banking franchise in the Southeast.”

BALANCE SHEET
Total assets decreased by $78.3 million, or 1.6%, during the quarter, to $4.7 billion at December 31, 2018, primarily due to a decrease of $153.5 million in total loans. This decrease was primarily due to a decrease in loans held for sale of $132.0 million, as well as a decrease of $21.5 million in loans held for investment. The decrease in loans held for sale was primarily in mortgage loans, which decreased $102.7 million, as seasonal production decreased. Other assets also decreased by $3.0 million.
Offsetting these decreases, investments increased by $42.2 million as the Bank continues to increase its investments available-for-sale portfolio as part of its strategy to reposition the balance sheet to higher yielding assets. Cash balances also increased by $29.6 million for the quarter. Loan servicing assets also increased by $3.4 million.
Total assets grew by $156.9 million, or 3.4%, to $4.7 billion at December 31, 2018, compared to $4.6 billion at December 31, 2017. Primary drivers for the year over year growth were an increase in cash of $26.0 million and an increase in investments available-for-sale of $131.5 million as the Bank repositioned its balance sheet to higher yielding investments over the year.

Loans
Total loans, including loans held for sale, decreased during the quarter by $153.5 million, or 3.8%, to $3.9 billion at December 31, 2018. This reduction was primarily due to a decrease in loans held for sale of $132.0 million, primarily mortgage loans held for sale, which accounted for $102.7 million of the decrease.
Total loans decreased by $13.9 million, or 0.4%, compared to December 31, 2017, as loans held for sale decreased by $118.5 million, offset by an increase in loans held for investment of $104.5 million. Loans held for sale decreased due to lower sales of mortgage loans and indirect auto loans. The growth in loans was primarily in commercial and mortgage loans, while average indirect auto loans for the quarter decreased by $70.2 million.
Asset Quality
Asset quality remained strong as nonperforming assets, excluding the guaranteed portion of government loans and acquired loans (“adjusted NPA’s”, a non-GAAP measure), increased slightly during the quarter by $62,000. Credit quality trend performance remains consistent and strong as net charge-offs were 0.08% of average loans for the quarter.
Compared to 2017, the provision for loan losses for the year increased by $1.2 million, or 29.1%, mainly due to increases in commercial loan balances.
Fair Value Adjustments
Loan servicing rights increased by $3.4 million, or 2.9%, during the quarter to $120.4 million at December 31, 2018, compared to $117.0 million at September 30, 2018. MSRs, the primary component of loan servicing rights, contributed the majority of the change, increasing by 4.2% to $111.4 million at December 31, 2018.
At December 31, 2018, fair value adjustments recorded on the balance sheet for loans held for sale, interest rate lock commitments ("IRLCs"), and hedge items were $8.8 million, a $3.0 million, or 25.8% decrease, from September 30, 2018. The gross pipeline of interest rate lock commitments was $63.4 million lower at quarter end, compared to September 30, 2018, due to slower seasonal production.
Deposits
Core deposits decreased by $86.6 million during the quarter to $3.1 billion with seasonal decreases in all categories. Noninterest bearing deposits decreased by 2.8% as escrow deposits decreased seasonally as escrow balances were paid down during the quarter. Also, the escrow accounts for mortgage servicing rights sold in the previous quarter were transferred to the purchaser. This decrease was offset by an increase in time deposits of $18.2 million during the quarter, mainly due to a increase of $29.6 million in brokered deposits, resulting in a decrease in total deposits of $68.4 million, or 1.7%.
Year over year, deposits grew by $114.4 million or 3.0%, primarily due to growth in non-interest bearing demand deposits and money market accounts.

INCOME STATEMENT
Net Income
Net income was $9.9 million, or a $2.8 million decrease over the previous quarter, primarily due to a decrease in noninterest income of $2.6 million. Other noninterest income decreased by $2.8 million mainly due to a $2.6 million death benefit received from cash surrender value life insurance policies during the previous quarter. Net income was $2.5 million lower compared to the same quarter a year ago, primarily due to a $4.4 million increase in income tax expense.
Net income year to date was $43.8 million, or a $4.0 million increase compared to same period in the prior year. The increase was primarily driven by higher net interest income of $14.3 million, higher noninterest income of $3.9 million, offset by higher noninterest expense of $14.4 million, primarily salaries and employee benefits and commissions.
Interest Income
Interest income of $48.3 million was higher by $1.4 million, compared to the prior quarter, driven by moderate increases in loan, investment and Fed Funds income. Although average loans decreased by $105.5 million for the quarter, $70.2 million of this was due to a decrease in lower yielding indirect loans, which were partially replaced in the portfolio mix with higher yielding commercial and SBA loans. An increase in average investment securities of $57.5 million and an increase in average Fed Funds and bank deposit balances of $33.7 million also contributed to higher interest income. The yield on total average interest-bearing assets also increased 14 basis points from the previous quarter.
As compared to the same period in the prior year, interest income increased by $6.6 million as average loans increased by $172.7 million and the yield on total average interest-bearing assets increased by 35 basis points, as market interest rates rose year over year.
Interest income was $181.4 million for the year, an increase of $23.5 million compared to the same period in the prior year, primarily due to an increase of 21 basis points in the yield on loans and an increase of $324.7 million in average loans.
Interest Expense
Interest expense of $8.7 million increased slightly by $588,000, or 7.2%, for the quarter as average FHLB borrowings increased by $8.8 million. As compared to the fourth quarter of the prior year, interest expense increased by $2.9 million. Rising market rates paid on money market deposits and CD's drove the increase, as well as increased volume and rates for short term borrowings.
Year to date, interest expense increased by $9.2 million, or 40.3%, compared to previous year, as market rates and deposit balances increased over the past twelve months.
Net Interest Margin
The net interest margin was 3.54% for the quarter compared to 3.45% in the previous quarter, an increase of 9 basis points. Loan coupon yields, excluding fees, SBA discount accretion, and accretable yields, increased faster than deposit and borrowing costs during the quarter.
The yield on total average interest-bearing liabilities increased by only 9 basis points while the yield on total average interest-earning assets increased by 14 basis points from 4.18% to 4.32%. Average loans decreased by $105.5 million, of which $70.2 million was a decrease in lower yielding indirect auto loans. Higher yielding investment securities increased by $57.5 million as the Bank's strategy to reposition its balance sheet continues to occur.
Average total interest-bearing liabilities decreased by $24.2 million, average deposits decreased by $33.1 million, offset by an increase in average borrowings of $8.8 million in order to help fund loan production.
As compared to the same period a year ago, the net interest margin for the quarter increased by 12 basis points to 3.54% from 3.42%, primarily due to a 35 basis point increase in the yield on total average interest-earning assets of $4.4 billion, offset by an increase of 35 basis points in the yield on total average interest-bearing liabilities of $3.1 billion. Average earning assets increased by $271.6 million, primarily due to an increase in average loans over the year. Average interest-bearing liabilities increased by $117.8 million, primarily driven by an increase in average borrowings of $146.7 million, offset by a decrease in average interest-bearing deposits of $29.0 million.
Noninterest Income
On a linked-quarter basis, noninterest income decreased by $2.6 million, or 7.7%, largely due to a decrease in other noninterest income of $2.8 million, primarily due to the $2.6 million death benefit received from life insurance policies during the previous quarter. Mortgage banking activities decreased by $1.9 million, or 8.1%, as gross mortgage revenue decreased by $2.8 million and mortgage production also decreased by $121.6 million. These decreases were offset by an increase in SBA lending activities of $2.5 million, mainly due to a large SBA loan sale in December, as well as an increase in SBA loan closings during the quarter.
Compared to the same period a year ago, noninterest income for the quarter increased by $2.2 million, primarily due to a $2.9 million increase in SBA banking activities, as SBA loan sales were higher in the current quarter as discussed above.
Year to date, noninterest income increased by $3.9 million as all sources of noninterest income increased, except for indirect lending activities, which decreased by $7.3 million, as indirect loan sales and production decreased significantly during the year.
Noninterest Expense
On a linked-quarter basis, total noninterest expense increased by $528,000, or 0.9%, mainly due to an increase in other expenses of $2.4 million, of which $1.2 million were merger related expenses. This increase was offset by a decrease in commissions expense of $1.7 million from lower mortgage loan originations for the quarter.
Compared to the prior year quarter, noninterest expense of $56.1 increased by $3.2 million, or 6.1%. Salaries and employee benefits increased by $3.2 million, or 12.4%, compared to the same quarter in 2017, primarily due to $2.6 million of merger related expenses.
Year to date, total noninterest expense increased $14.4 million compared to the previous year, of which $10.2 million was due to an increase in salaries and benefits. Salaries increased by $3.8 million, partially due to a $2.7 million increase in employee incentives due to performance and related to the balance sheet strategies implemented earlier in the year, and from a comparison perspective, no executive incentives were paid in 2017. Other expense increased by $2.8 million, of which $1.2 million was merger related expenses.
Income Taxes
On a linked-quarter basis, income tax expense remained relatively flat. The effective tax rate increased to 28% from 23% due to a $2.6 million tax-free death benefit received from life insurance policies in the previous quarter.
Year to date income tax expense decreased by $1.5 million as the effective tax rate decreased from 28% to 24% primarily as a result of the Tax Cuts and Jobs Act enacted on December 22, 2017, which included, among other things, a reduction in the federal corporate income tax rate from 35% to 21% from the beginning of the tax year 2018 going forward.

RECENT EVENTS
As previously disclosed, on December 17, 2018, Fidelity entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ameris Bancorp ("Ameris"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth, Fidelity will merge with and into Ameris (the “Merger”), in an all-stock transaction, with Ameris surviving the Merger. Immediately following the Merger, the Bank will merge (the “Bank Merger”) with and into Ameris’s wholly owned bank subsidiary, Ameris Bank. Ameris Bank will be the surviving entity in the Bank Merger. The Merger Agreement was unanimously approved by the board of directors of each of Fidelity and Ameris. The closing of the transactions contemplated by the Merger Agreement is subject to the approval of Fidelity's shareholders, regulators, and certain other customary closing conditions.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries, Fidelity Bank and LionMark Insurance Company, provides banking services and Wealth Management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. Indirect auto loans are provided in Georgia and Florida and mortgage loans are provided throughout the South, while SBA loans are originated nationwide. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
NON-GAAP FINANCIAL MEASURES
This release contains certain "non-GAAP" financial measures. The “GAAP TO NON-GAAP RATIO RECONCILIATION” tables included below reconcile GAAP to non-GAAP ratios. The non-GAAP ratios contain financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP financial measures in its analysis of the Company’s performance. Management believes that presentation of these non-GAAP financial measures provides useful supplemental information that allows better comparability with prior periods, as well as with peers in the industry and provides a greater understanding of the asset quality of the Company’s loan portfolio exclusive of the indirect auto, government-guaranteed and acquired loan portfolios. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
SAFE HARBOR
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2017 Annual Report filed on Form 10-K with the Securities and Exchange Commission ("SEC"). Additional information and other factors that could affect future financial results are included in Fidelity’s subsequent filings with the SEC.
IMPORTANT ADDITIONAL INFORMATION
Ameris intends to file a registration statement on Form S-4 with the SEC to register the shares of Ameris Common Stock that will be issued to Fidelity’s shareholders in connection with the Merger.  The registration statement will include a joint proxy statement/prospectus and other relevant materials in connection with the transaction.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on its website at http://www.sec.gov.  Investors and security holders may also obtain free copies of the documents filed with the SEC by Fidelity on its website at www.FidelitySouthern.com and by Ameris on its website at http://www.AmerisBank.com.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Before making any voting or investment decision, investors and security holders of Fidelity and Ameris are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the Merger.  Free copies of these documents may be obtained as described above.
Participants in the Solicitation
Fidelity and Ameris, and certain of their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from Fidelity’s shareholders and Ameris’s shareholders in respect of the Merger.  Information regarding the directors and executive officers of Fidelity and Ameris and other persons who may be deemed participants in the solicitation of Fidelity’s shareholders and Ameris’s shareholders will be included in the joint proxy statement/prospectus for Fidelity’s meeting of shareholders and Ameris’s meeting of shareholders, which will be filed by Ameris with the SEC.  Information about Fidelity’s directors and executive officers and their ownership of Fidelity Common Stock can also be found in Fidelity’s definitive proxy statement in connection with its 2018 annual meeting of shareholders, as filed with the SEC on April 3, 2018, and other documents subsequently filed by Fidelity with the SEC.  Information about Ameris’s directors and executive officers and their ownership of Ameris Common Stock can also be found in Ameris’s definitive proxy statement in connection with its 2018 annual meeting of shareholders, as filed with the SEC on April 2, 2018, and other documents subsequently filed by Ameris with the SEC.  Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and other relevant documents regarding the Merger filed with the SEC when they become available.

-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of or for the Quarter Ended			As of or for the Twelve Months Ended
($ in thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
INCOME STATEMENT DATA:
Interest income	$48,271	$46,872	$41,653	$181,445	$157,978
Interest expense	8,713	8,125	5,779	31,900	22,730
Net interest income	39,558	38,747	35,874	149,545	135,248
Provision for loan losses	745	360	—	5,521	4,275
Noninterest income	31,079	33,662	28,888	138,851	134,952
Noninterest expense	56,113	55,585	52,910	225,292	210,870
Net income before income taxes	13,779	16,464	11,852	57,583	55,055
Income tax expense	3,855	3,722	(592)	13,760	15,259
Net income	9,924	12,742	12,443	43,823	39,796
PERFORMANCE:
Earnings per common share - basic	$0.36	$0.47	$0.46	$1.61	$1.50
Earnings per common share - diluted	0.36	0.47	0.46	1.61	1.49
Total revenues	70,637	72,409	64,762	288,396	270,200
Book value per common share	16.36	15.85	14.86	16.36	14.86
Tangible book value per common share(1)	15.95	15.43	14.41	15.95	14.41
Cash dividends paid per common share	0.12	0.12	0.12	0.48	0.48
Dividend payout ratio	33.33%	25.53%	26.09%	29.81%	32.00%
Return on average assets	0.82%	1.05%	1.10%	0.92%	0.89%
Return on average shareholders’ equity	9.05%	11.87%	12.57%	10.43%	10.51%
Equity to assets ratio	9.43%	8.98%	8.78%	9.43%	8.43%
Net interest margin	3.54%	3.45%	3.42%	3.38%	3.26%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	$4,733,796	$4,812,056	$4,576,858	$4,733,796	$4,576,858
Earning assets	4,381,616	4,448,875	4,242,218	4,381,616	4,242,218
Loans, excluding loans held-for-sale	3,685,478	3,706,953	3,580,966	3,685,478	3,580,966
Total loans	3,924,780	4,078,272	3,938,721	3,924,780	3,938,721
Total deposits	3,981,578	4,049,969	3,867,200	3,981,578	3,867,200
Shareholders’ equity	446,241	432,098	401,632	446,241	401,632
Assets serviced for others(2)	10,283,727	10,882,832	10,242,742	10,283,727	10,242,742
ASSET QUALITY RATIOS:
Net charge-offs to average loans	0.08%	0.09%	0.11%	0.11%	0.12%
Allowance to period-end loans	0.85%	0.84%	0.83%	0.85%	0.83%
Adjusted allowance to adjusted period end loans(1)	1.12%	1.14%	1.16%	1.12%	1.16%
Nonperforming assets to total loans, ORE and repossessions	1.93%	1.92%	1.76%	1.93%	1.76%
Adjusted nonperforming assets to loans, ORE and repossessions(3)	0.92%	0.92%	1.06%	0.92%	1.06%
Allowance to nonperforming loans, ORE and repossessions	0.44x	0.44x	0.47x	0.44x	0.47x
SELECTED RATIOS:
Loans to total deposits	92.56%	91.53%	92.60%	92.56%	92.60%
Average total loans to average earning assets	90.21%	92.29%	91.95%	92.02%	90.20%
Noninterest income to total revenue	44.00%	46.49%	44.61%	48.15%	49.95%
Leverage ratio	9.18%	8.96%	8.85%	9.18%	8.85%
Common equity tier 1 capital	9.54%	9.15%	8.86%	9.54%	8.86%
Tier 1 risk-based capital	10.64%	10.24%	10.00%	10.64%	10.00%
Total risk-based capital	13.24%	12.78%	12.65%	13.24%	12.65%
Mortgage loan production	$626,438	$748,044	$669,733	$2,896,550	$2,776,010
Total mortgage loan sales	686,153	771,058	602,171	2,753,779	2,588,842
Indirect automobile production	94,407	86,801	345,032	623,443	1,167,373
Total indirect automobile sales	—	18,614	59,681	133,889	431,227

(1) Non-GAAP financial measure. See non-GAAP reconciliation table for the comparable GAAP.
(2)  Balances for September 30, 2018 include approximately $1.1 billion of sub-serviced loans as a result of the August 30, 2018 MSRs sale. Servicing on these loans transferred to the Purchaser on October 1, 2018 and October 16, 2018.

(3) Excludes acquired loans and net of government guarantees. See non-GAAP reconciliation table for the comparable GAAP.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	December 31, 2018	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$212,293	$182,672	$186,302
Investment securities available-for-sale	251,602	209,180	120,121
Investment securities held-to-maturity	20,126	20,383	21,689
Loans held-for-sale	239,302	371,319	357,755

Loans	3,685,478	3,706,953	3,580,966
Allowance for loan losses	(31,151)	(31,157)	(29,772)
Loans, net of allowance for loan losses	3,654,327	3,675,796	3,551,194

Premises and equipment, net	93,699	91,359	88,463
Other real estate, net	8,290	8,031	7,621
Bank owned life insurance	71,510	71,092	71,883
Servicing rights, net	120,390	116,982	112,615
Other assets	62,257	65,242	59,215
Total assets	$4,733,796	$4,812,056	$4,576,858

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$1,214,534	$1,249,391	$1,125,598
Interest-bearing deposits
Demand deposits	474,441	477,477	478,428
Money market and savings deposits	1,365,275	1,413,960	1,339,028
Time deposits	927,328	909,141	924,146
Total deposits	3,981,578	4,049,969	3,867,200

Short-term borrowings	139,760	163,562	150,580
Subordinated debt, net	120,707	120,680	120,587
Other liabilities	45,510	45,747	36,859
Total liabilities	4,287,555	4,379,958	4,175,226

SHAREHOLDERS' EQUITY
Common stock	230,841	226,605	217,555
Accumulated other comprehensive income (loss), net	985	(2,270)	383
Retained earnings	214,415	207,763	183,694
Total shareholders’ equity	446,241	432,098	401,632
Total liabilities and shareholders’ equity	$4,733,796	$4,812,056	$4,576,858

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended			For the Year Ended
($ in thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
INTEREST INCOME
Loans, including fees	$45,233	$44,746	$40,065	$172,673	$150,998
Investment securities	2,142	1,646	1,015	6,317	4,404
Other	896	480	573	2,455	2,576
Total interest income	48,271	46,872	41,653	181,445	157,978
INTEREST EXPENSE
Deposits	6,058	5,655	4,219	20,849	15,722
Other borrowings	990	818	18	4,530	928
Subordinated debt	1,665	1,652	1,542	6,521	6,080
Total interest expense	8,713	8,125	5,779	31,900	22,730
Net interest income	39,558	38,747	35,874	149,545	135,248
Provision for loan losses	745	360	—	5,521	4,275
Net interest income after provision for loan losses	38,813	38,387	35,874	144,024	130,973
NONINTEREST INCOME
Service charges on deposit accounts	1,797	1,690	1,530	6,427	6,019
Other fees and charges	2,374	2,464	2,342	9,522	8,402
Mortgage banking activities	21,612	23,520	20,932	103,077	98,797
Indirect lending activities	689	1,120	2,566	5,227	12,533
SBA lending activities	3,440	914	581	6,728	4,540
Trust and wealth management services	589	588	434	2,283	1,288
Other	578	3,366	503	5,587	3,373
Total noninterest income	31,079	33,662	28,888	138,851	134,952
NONINTEREST EXPENSE
Salaries and employee benefits	28,941	28,805	25,745	113,522	103,366
Commissions	7,858	9,523	8,447	36,129	34,573
Occupancy and equipment	4,683	4,654	4,793	18,810	18,164
Professional and other services	3,894	4,243	4,620	17,570	18,343
Other	10,737	8,360	9,305	39,261	36,424
Total noninterest expense	56,113	55,585	52,910	225,292	210,870
Income before income tax expense	13,779	16,464	11,852	57,583	55,055
Income tax expense	3,855	3,722	(591)	13,760	15,259
NET INCOME	$9,924	$12,742	$12,443	$43,823	$39,796

EARNINGS PER COMMON SHARE:
Basic	$0.36	$0.47	$0.46	$1.61	$1.50
Diluted	$0.36	$0.47	$0.46	$1.61	$1.49
Weighted average common shares outstanding-basic	27,283	27,229	26,904	27,155	26,602
Weighted average common shares outstanding-diluted	27,376	27,337	27,011	27,259	26,722

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Commercial	$904,160	$940,430	$938,203	$897,297	$811,199
SBA	156,612	163,147	146,508	140,308	141,208
Total commercial and SBA loans	1,060,772	1,103,577	1,084,711	1,037,605	952,407

Construction loans	279,409	262,048	269,330	265,780	248,317

Indirect automobile	1,569,274	1,588,419	1,698,879	1,719,670	1,716,156
Installment loans and personal lines of credit	28,170	29,260	31,807	28,716	25,995
Total consumer loans	1,597,444	1,617,679	1,730,686	1,748,386	1,742,151
Residential mortgage	594,095	571,081	555,636	512,673	489,721
Home equity lines of credit	153,758	152,568	152,523	149,864	148,370
Total mortgage loans	747,853	723,649	708,159	662,537	638,091
Loans	3,685,478	3,706,953	3,792,886	3,714,308	3,580,966

Loans held-for-sale:
Residential mortgage	225,342	328,090	399,630	355,515	269,140
SBA	13,960	18,229	20,056	19,785	13,615
Indirect automobile	—	25,000	25,000	50,000	75,000
Total loans held-for-sale	239,302	371,319	444,686	425,300	357,755
Total loans	$3,924,780	$4,078,272	$4,237,572	$4,139,608	$3,938,721

DEPOSITS BY CATEGORY
(UNAUDITED)

	For the Quarter Ended
	December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
($ in thousands)	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate
Noninterest-bearing demand deposits	$1,239,403	—%	$1,244,640	—%	$1,172,298	—%	$1,120,562	—%	$1,124,759	—%
Interest-bearing demand deposits	458,350	0.12%	463,292	0.13%	489,051	0.14%	461,614	0.14%	453,714	0.11%
Money market and savings deposits	1,380,472	0.74%	1,415,868	0.70%	1,349,447	0.61%	1,345,905	0.55%	1,381,207	0.53%
Time deposits	925,913	1.43%	918,668	1.30%	906,133	1.16%	901,394	1.04%	958,790	0.94%
Total average deposits	$4,004,138	0.60%	$4,042,468	0.55%	$3,916,929	0.49%	$3,829,475	0.46%	$3,918,470	0.43%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
NONPERFORMING ASSETS
Nonaccrual loans (2)(6)	$54,746	$53,173	$58,027	$58,706	$47,012
Loans past due 90 days or more and still accruing	6,746	8,858	8,278	7,728	6,313
Repossessions	1,696	1,271	1,303	1,853	2,392
Other real estate (ORE)	8,290	8,031	6,834	7,668	7,621
Nonperforming assets	$71,478	$71,333	$74,442	$75,955	$63,338

ASSET QUALITY RATIOS
Loans 30-89 days past due	$24,738	$6,858	$6,514	$15,695	$22,079
Loans 30-89 days past due to loans	0.67%	0.19%	0.17%	0.42%	0.62%
Loans past due 90 days or more and still accruing to loans	0.18%	0.24%	0.22%	0.21%	0.18%
Nonperforming loans as a % of loans	1.67%	1.67%	1.75%	1.79%	1.49%
Nonperforming assets to loans, ORE, and repossessions	1.93%	1.92%	1.96%	2.04%	1.76%
Adjusted nonperforming assets to adjusted loans, ORE and repossessions(8)	0.92%	0.92%	0.99%	1.14%	1.06%
Nonperforming assets to total assets	1.51%	1.48%	1.52%	1.58%	1.38%
Adjusted nonperforming assets to total assets(8)	0.69%	0.68%	0.73%	0.84%	0.79%
Classified Asset Ratio(4)	19.95%	19.60%	21.84%	21.70%	20.70%
ALL to nonperforming loans	50.66%	50.23%	47.69%	46.57%	55.83%
Net charge-offs, annualized to average loans	0.08%	0.09%	0.17%	0.11%	0.11%
ALL as a % of loans	0.85%	0.84%	0.83%	0.83%	0.83%
Adjusted ALL as a % of adjusted loans(7)	1.12%	1.14%	1.16%	1.15%	1.16%
ALL as a % of loans, excluding acquired loans(5)	0.88%	0.88%	0.87%	0.88%	0.88%

CLASSIFIED ASSETS
Classified loans(1)	$82,786	$80,176	$87,688	$83,867	$77,679
ORE and repossessions	9,986	9,302	8,137	9,521	10,013
Total classified assets(3)	$92,772	$89,478	$95,825	$93,388	$87,692

(1) Amount of SBA guarantee included in classified loans	$3,561	$5,254	$4,870	$2,879	$2,930
(2) Amount of repurchased government-guaranteed loans, primarily residential mortgage loans, included in nonaccrual loans	$29,057	$27,218	$27,220	$26,091	$19,478
(3) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share and purchase discounts (for periods prior to 2018)

(4) Classified asset ratio is defined as classified assets as a percentage of the sum of Tier 1 capital plus allowance for loan losses
(5) Allowance calculation excludes the recorded investment of acquired loans, due to valuation calculated at acquisition
(6) Excludes purchased credit impaired (PCI) loans which are not removed from their accounting pool
(7) Excludes indirect and acquired loans. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure
(8) Excludes acquired loans and net of government guarantees. See non-GAAP reconciliation table for a reconciliation to the comparable GAAP measure

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM INDIRECT LENDING ACTIVITIES
(UNAUDITED)

	For the Quarter Ended
(in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Loan servicing revenue	$1,642	$1,581	$1,690	$1,769	$2,158
Gain on sale of loans	—	53	22	442	532
Gain on capitalization of servicing rights	—	124	196	569	406
Ancillary loan servicing revenue	170	162	166	183	247
Gross indirect lending revenue	1,812	1,920	2,074	2,963	3,343
Less:
Amortization of servicing rights, net	(1,123)	(800)	(804)	(815)	(777)
Total income from indirect lending activities	$689	$1,120	$1,270	$2,148	$2,566

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Average loans outstanding(1)	$1,602,826	$1,673,014	$1,771,665	$1,784,982	$1,748,179
Loans serviced for others	$705,555	$838,574	$932,915	$1,018,743	$1,056,509
Past due loans:
Amount 30+ days past due	3,197	2,659	2,407	2,257	3,423
Number 30+ days past due	299	258	217	197	283
30+ day performing delinquency rate(2)	0.20%	0.16%	0.14%	0.13%	0.19%
Nonperforming loans	1,324	1,490	1,526	1,539	1,916
Nonperforming loans as a percentage of period end loans(2)	0.08%	0.09%	0.09%	0.09%	0.11%
Net charge-offs	$779	$1,069	$864	$1,147	$798
Net charge-off rate(3)	0.19%	0.26%	0.20%	0.27%	0.19%
Number of vehicles repossessed during the period	126	139	132	140	107
Quarterly production weighted average beacon score	773	769	779	781	783

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Production by state:
Alabama (2)	$—	$50	$9,920	$12,239	$19,216
Arkansas (2)	—	—	4,488	20,322	30,732
North Carolina (2)	—	97	15,580	23,383	28,912
South Carolina (2)	—	—	11,065	12,322	16,559
Florida	60,006	51,620	52,645	65,786	87,750
Georgia	34,401	35,034	38,322	38,288	45,571
Mississippi (2)	—	—	22,605	24,785	32,141
Tennessee (2)	—	—	11,098	13,509	17,635
Virginia (2)	—	—	—	3,620	6,495
Louisiana (2)	—	—	17,952	44,306	60,021
Total production by state	$94,407	$86,801	$183,675	$258,560	$345,032

Loan sales	$—	$18,614	$29,275	$86,000	$59,681
Portfolio yield (1)	3.46%	3.08%	3.02%	2.98%	2.98%

(1)	Includes held-for-sale
(2)	Fidelity exited the Alabama, Arkansas, North Carolina, South Carolina, Mississippi, Tennessee, Virginia, and Louisiana markets in 2018

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	As of or for the Quarter Ended
(in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Marketing gain, net	$14,129	$16,427	$20,330	$17,575	$16,683
Origination points and fees	4,227	4,707	5,495	3,647	3,482
Loan servicing revenue	6,326	6,360	6,206	6,221	5,851
Gross mortgage revenue	$24,682	$27,494	$32,031	$27,443	$26,016
Less:
MSR amortization	(3,116)	(3,369)	(3,331)	(3,426)	(3,609)
MSR recovery/(impairment), net	46	(605)	683	4,545	(1,475)
Total income from mortgage banking activities	$21,612	$23,520	$29,383	$28,562	$20,932

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Production by region:
Georgia	$385,672	$436,889	$545,951	$368,739	$423,876
Florida	87,360	120,230	136,990	109,034	103,490
Alabama/Tennessee	992	748	2,433	2,709	4,609
Virginia/Maryland	95,226	130,728	148,970	91,842	106,398
North and South Carolina	57,188	59,449	74,410	40,990	31,360
Total production by region	$626,438	$748,044	$908,754	$613,314	$669,733

% for purchases	90.2%	90.6%	91.6%	85.1%	82.9%
% for refinance loans	9.8%	9.4%	8.4%	14.9%	17.1%

Portfolio Production:	$59,191	$56,108	$75,990	$44,554	$66,236

Funded loan type (UPB):
Conventional	62.8%	64.3%	63.8%	65.9%	62.0%
FHA/VA/USDA	20.4%	21.5%	20.7%	22.1%	21.5%
Jumbo	16.8%	14.2%	15.5%	12.0%	16.5%

Gross pipeline of locked loans to be sold (UPB)	$225,698	$289,065	$354,735	$382,386	$203,896
Loans held for sale (UPB)	$218,494	$322,722	$389,858	$348,797	$262,315

Total loan sales (UPB)	$686,153	$771,058	$800,084	$496,484	$602,171
Conventional	67.5%	66.6%	70.7%	69.1%	64.3%
FHA/VA/USDA	19.6%	24.5%	21.3%	27.2%	25.0%
Jumbo	12.9%	8.9%	8.0%	3.7%	10.7%

Average loans outstanding(1)	$839,430	$877,890	$913,430	$725,444	$701,932

(1) Includes held-for-sale

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
THIRD PARTY MORTGAGE LOAN SERVICING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Loans serviced for others (UPB)(1)	$9,009,506	$8,687,984	$9,450,326	$9,097,869	$8,917,117
Average loans serviced for others (UPB)(1)	$9,407,723	$9,279,843	$9,244,175	$9,038,568	$8,896,305

MSR book value, net of amortization	$113,368	$108,876	$119,372	$113,217	$110,497
MSR impairment	(1,954)	(2,000)	(4,590)	(5,274)	(9,818)
MSR net carrying value	$111,414	$106,876	$114,782	$107,943	$100,679

MSR carrying value as a % of period end UPB	1.24%	1.23%	1.21%	1.19%	1.13%

Delinquency % loans serviced for others	1.30%	1.28%	1.28%	1.24%	1.87%

MSR revenue multiple(2)	4.60	4.49	4.52	4.31	4.29
(1) Balances for September 30, 2018 exclude the UPB of loans temporarily sub-serviced as a result of the August 30, 2018 MSRs sale. Servicing transferred to the Purchaser on October 1, 2018 and October 16, 2018.

(2) MSR carrying value (period end) to period end loans serviced for others divided by the ratio of annualized mortgage loan servicing revenue to average mortgage loans serviced for others.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE AND YIELDS
(UNAUDITED)

	For the Quarter Ended
	December 31, 2018		September 30, 2018		December 31, 2017
	Average	Yield/	Average	Yield/	Average	Yield/
($ in thousands)	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets:
Commercial	$932,523	4.95%	$949,747	5.27%	$801,343	4.96%
SBA	170,162	7.97%	166,467	8.07%	149,918	10.23%
Construction	272,481	6.95%	255,302	6.61%	246,567	6.68%
Indirect automobile	1,602,826	3.46%	1,673,014	3.08%	1,748,179	2.98%
Installment loans and personal lines of credit	34,263	2.87%	36,764	3.55%	37,906	3.76%
Residential mortgage	838,691	4.23%	877,080	4.14%	701,083	3.84%
Home equity lines of credit	154,175	5.83%	152,231	5.29%	147,448	4.83%
Total loans, net of unearned income (1)	4,005,121	4.48%	4,110,605	4.32%	3,832,444	4.15%
Investment securities (1)	259,152	3.31%	201,696	3.29%	142,494	2.86%
Other earning assets	175,495	2.02%	141,748	1.34%	193,186	1.18%
Total interest-earning assets	4,439,768	4.32%	4,454,049	4.18%	4,168,124	3.97%
Noninterest-earning assets:
Cash and due from banks	37,672		39,508		39,173
Allowance for loan losses	(31,278)		(31,581)		(30,579)
Premises and equipment, net	92,050		91,232		88,124
Other real estate	8,079		7,221		8,631
Other assets	238,042		242,360		232,055
Total noninterest-earning assets	344,565		348,740		337,404
Total assets	$4,784,333		$4,802,789		$4,505,528
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$458,350	0.12%	$463,292	0.13%	$453,714	0.11%
Money market and savings deposits	1,380,472	0.74%	1,415,868	0.70%	1,381,207	0.53%
Time deposits	925,913	1.43%	918,668	1.30%	958,790	0.94%
Total interest-bearing deposits	2,764,735	0.87%	2,797,828	0.80%	2,793,711	0.60%
Other short-term borrowings	177,955	2.21%	169,128	1.92%	31,253	0.22%
Subordinated debt	120,694	5.47%	120,667	5.43%	120,571	5.07%
Total interest-bearing liabilities	3,063,384	1.13%	3,087,623	1.04%	2,945,535	0.78%
Noninterest-bearing liabilities and shareholders’ equity:
Demand deposits	1,239,403		1,244,640		1,124,759
Other liabilities	46,638		44,538		42,486
Shareholders’ equity	434,908		425,988		392,748
Total noninterest-bearing liabilities and shareholders’ equity	1,720,949		1,715,166		1,559,993
Total liabilities and shareholders’ equity	$4,784,333		$4,802,789		$4,505,528
Net interest spread		3.19%		3.14%		3.19%
Net interest margin		3.54%		3.45%		3.42%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 21% tax rate for the quarters ended December 31, 2018 and September 30, 2018 and a 35% tax rate for the quarter ended December 31, 2017.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RATIO RECONCILIATION
(UNAUDITED)

	For the Quarter Ended
($ in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Reconciliation of nonperforming assets to adjusted nonperforming assets:
Nonperforming assets (GAAP)	$71,478	$71,333	$74,442	$75,955	$63,338
Less: repurchased government-guaranteed mortgage loans included on nonaccrual	(29,057)	(27,218)	(27,220)	(26,091)	(19,478)
Less: SBA guaranteed loans included on nonaccrual	(3,561)	(4,049)	(3,639)	(1,541)	(1,652)
Less: Nonaccrual acquired loans	(6,120)	(7,388)	(7,648)	(7,890)	(6,242)
Adjusted nonperforming assets, excluding acquired loans and government-guaranteed loans (non-GAAP)	$32,740	$32,678	$35,935	$40,433	$35,966

Reconciliation of total loans, ORE and repossessions to total loans, ORE and repossessions, less acquired loans:
Loans, excluding Loans Held-for-Sale	$3,685,478	$3,706,953	$3,792,886	$3,714,308	$3,580,966
Add: ORE	8,290	8,031	6,834	7,668	7,621
Add: repossessions	1,696	1,271	1,303	1,853	2,392
Total loans, ORE, and repossessions (GAAP)	3,695,464	3,716,255	3,801,023	3,723,829	3,590,979
Less: acquired loans	(141,198)	(150,763)	(165,303)	(178,496)	(196,567)
Adjusted loans, ORE, and repossessions, less acquired loans (non-GAAP)	$3,554,266	$3,565,492	$3,635,720	$3,545,333	$3,394,412
Nonperforming assets to loans, ORE, and repossessions (GAAP)	1.93%	1.92%	1.96%	2.04%	1.76%
Adjusted nonperforming assets to adjusted loans, ORE, and repossessions (non-GAAP)	0.92%	0.92%	0.99%	1.14%	1.06%
Nonperforming assets to total assets (GAAP)	1.51%	1.48%	1.52%	1.58%	1.38%
Adjusted nonperforming assets to total assets (non-GAAP)	0.69%	0.68%	0.73%	0.84%	0.79%

Reconciliation of allowance to adjusted allowance:
Allowance for loan losses (GAAP)	$31,151	$31,157	$31,623	$30,940	$29,772
Less: allowance allocated to indirect auto loans	(8,669)	(8,556)	(9,210)	(9,888)	(10,258)
Less: allowance allocated to acquired loans	(284)	(134)	(134)	(134)	(209)
Adjusted allowance for loan losses (non-GAAP)	$22,198	$22,467	$22,279	$20,918	$19,305

Reconciliation of period end loans to adjusted period end loans:
Loans, excluding Loans Held-for-Sale	$3,685,478	$3,706,953	$3,792,886	$3,714,308	$3,580,966
Less: indirect auto loans	(1,569,274)	(1,588,419)	(1,698,879)	(1,719,670)	(1,716,156)
Less: acquired loans	(141,198)	(150,763)	(165,303)	(178,496)	(196,567)
Adjusted total loans (non-GAAP)	$1,975,006	$1,967,771	$1,928,704	$1,816,142	$1,668,243
Allowance to total loans (GAAP)	0.85%	0.84%	0.83%	0.83%	0.83%
Adjusted allowance to adjusted total loans (non-GAAP)	1.12%	1.14%	1.16%	1.15%	1.16%

Reconciliation of book value per common share to tangible book value per common share:
Shareholders' equity	$446,241	$432,098	420,962	410,744	$401,632
Less: intangible assets	(11,197)	(11,474)	(11,751)	(12,028)	(12,306)
Tangible shareholders' equity	$435,044	$420,624	$409,211	$398,716	$389,326
End of period common shares outstanding	27,279,729	27,260,681	27,191,787	27,034,255	27,019,201
Book value per common share (GAAP)	$16.36	$15.85	$15.48	$15.19	$14.86
Tangible book value per common share (non-GAAP)	15.95	15.43	$15.05	$14.75	14.41